Exhibit 99.1

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015

Contact:
Investor or Media Inquiries, Patrick Carroll, CFO
Lexington Realty Trust
Phone: (212) 692-7200 E-mail: pcarroll@lxp.com

FOR IMMEDIATE RELEASE
April 28, 2008

LEXINGTON REALTY TRUST GRANTS LEASE TERMINATION

- Obtains Fee Interest on Land at 100 Light Street in Baltimore-
- Collects Lease Termination Payment of $27.1 Million -

New York, NY – April 28, 2008 – Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced that it entered into an agreement with USF&G Financial Services Corporation, a subsidiary of St. Paul Fire and Marine Insurance Company, for the early termination of its lease for approximately 530,000 square feet of space at 100 Light Street, Baltimore, Maryland, which was due to expire on September 30, 2009.  In exchange for the release by Lexington of any obligations under the lease, USF&G Financial Services Corporation transferred to Lexington the fee interest in the land under the building with an estimated fair value of $16.0 million, assigned all current subleases to Lexington, and paid Lexington approximately $27.1 million, which represents the present value of the difference between the expected sublease rental revenue and the rental revenue that would have been owed by St. Paul Fire and Marine Insurance Company had the lease not been terminated.

Lexington previously entered into an agreement with Legg Mason, the largest subtenant in the building, which gave Legg Mason the option to continue to occupy space on the 17th and 21st through 35th floors of the building for up to an additional three months following the expiration of its sublease on September 30, 2009.  The agreement also gives Lexington the ability to cause Legg Mason to enter into subleases with select subtenants identified by Lexington.

Following the lease termination and payment to Lexington, monthly net operating income from the building, on both a GAAP and cash basis, is expected to be approximately $0.5 million through September 30, 2009, when the Legg Mason sublease is scheduled to expire.  Prior to the lease termination, monthly net operating income had been $1.1 million on a GAAP basis and $2.2 million on a cash basis.

The payment for termination of the lease, the transfer of the fee interest in the land,  the write-off of $18.4 million in an above-market lease intangible and the post-lease termination operation of the property are expected to increase Lexington’s company funds from operations (“Company FFO”) for the second quarter by $23.4 million (or $0.22 per common share/unit). Lexington estimates that this transaction will reduce Company FFO by $3.4 million (or $0.03 per common share/unit) in the second half of 2008.

Additionally, Lexington will accelerate to fully amortize $27.5 million of other capitalized lease intangibles and capitalized land estate costs associated with the terminated lease in the second quarter of 2008. This will be treated as a charge for GAAP purposes but not in the calculation of Company FFO.  Lexington’s net basis in this asset, after this transaction, is approximately $92.0 million or $176 per

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square foot.

Lexington began construction on a 10-story parking garage directly across the street from the building, which will provide the building with 500 additional parking spaces.  The parking garage is expected to be completed by the end of 2008.  Lexington has also taken over management of the building, which had been managed by the former tenant.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area.   Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”.  Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

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This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Lexington’s most recent annual report on Form 10-K filed with the SEC on February 29, 2008 (the "Form 10-K") and other periodic reports filed with the SEC, including the failure to achieve the assumptions upon which the Company FFO estimates set forth above are based. Copies of the Form 10-K and the other periodic reports Lexington files with the SEC are available on Lexington’s website at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe the Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized

Funds From Operations

Lexington believes that Funds from Operations (“FFO”) is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington presents FFO because it considers FFO an important supplemental measure of Lexington’s operating performance. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

Lexington computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is defined by NAREIT as “net income (or loss)

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computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

Lexington includes in its calculation of FFO, which Lexington refers to as the “Company’s funds from operations” or “Company FFO,” Lexington’s operating partnership units and Lexington’s Series C Cumulative Convertible Preferred Shares because these securities are convertible, at the holder’s option, into Lexington’s common shares, and also incentive fees earned from joint ventures. Management believes this is appropriate and relevant to securities analysts, investors and other interested parties because Lexington presents Company FFO on a company-wide basis as if all securities that are convertible, at the holder’s option, into Lexington’s common shares, are converted. Since others do not calculate FFO in a similar fashion, Company FFO may not be comparable to similarly titled measures as reported by others.